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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 24, 2006

BIG CAT MINING CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	000-49870	98-0205749
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

1708 Dolphin Avenue
Suite 1708
Kelowna, British Columbia, Canada V1Y 9S4
(Address of principal executive offices and Zip Code)

(250) 868-8177
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 24, 2006, we entered into an asset purchase agreement with TDR Group LLC, a Wyoming Limited Liability Corporation wherein we acquired assets consisting of the present technology and design relating to fluid redistribution in well bore environments and fluid redistribution systems as described and claimed in the U.S. provisional utility patent application of the TDR Group, LLC and any subsequent priority application thereof (the "Invention"). These assets included not only the technology and design of the Invention as intangible assets, but also all corresponding patent applications for United States or foreign patents for the Invention, any and all right to file applications for patent for the Invention, and the actual corresponding patent rights. We acquired the assets in consideration of the issuance of 12,450,000 restricted shares of our common stock.

We anticipate closing the foregoing transaction shortly.

ITEM 5.02     DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

b.   On January 20, 2006, Craig Christy resigned as president, principal executive officer, and a director.

c.   On January 20, 2006, Timothy Barritt was appointed to our board of directors. Mr. Barritt was also appointed president and principal executive officer. Since 1996 Mr. Barritt has owned and operated TYVO, LLC which operates three portable drilling rigs in the methane industry as well as in the water industry.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 24th day of January, 2006.

BIG CAT MINING CORPORATION

BY:	/s/ Timothy Barritt
Timothy Barritt, president, principal executive officer, and a member of the board of directors